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                                                                   EXHIBIT 10.28


                   SIXTH AMENDMENT TO THE FORSEON CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

        WHEREAS, this corporation previously adopted the Forseon Corporation Employee Stock Ownership Plan (the "Plan"); and

        WHEREAS, Article XVII of the Forseon Corporation Employee Stock Ownership Plan provides for amendment of the Plan; and

        WHEREAS, it is deemed desirable to amend the Plan;

        NOW THEREFORE, the Plan be and hereby is amended as follows:

        1. Subsection (b) of Section 2.14 "Company Stock" shall be amended to read in its entirety as follows:

               In the event the Company at any time has more than one authorized class of stock, the class (or classes) of the Company's stock that constitutes "employer securities" under one of the following definitions:

               (i) common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market; or

               (ii) if there is not common stock which meets the requirements of Subsection (i) above, then common stock issued by the employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of

                      (A) that class of common stock of the employer (or of any
               other such corporation) having the greatest voting power, and

                      (B) that class of common stock of the employer or of any
               other such corporation) having the greatest dividend rights; or

               (iii) noncallable preferred stock shall be treated as employer securities if such stock is convertible at any time into stock which meets the requirements of Subsections (i) or (ii) above and if such conversion is at a conversion price which (as of the date of the acquisition) is reasonable.

        This amendment shall be effective as of July 1, 1987.

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        2.     Subsection (a) of Section 3.1 "Eligibility to Participate" shall be amended to read in its entirety as follows:

               Every Eligible Employee shall become eligible to participate in this Plan as of the date he is credited with a "Year of Eligibility Service." A Participant shall be credited with a "Year of Eligibility Service" as of the end of any Plan Year in which he completes 1000 Hours of Service, which shall include a Plan Year which includes the Employment Commencement Date, the anniversary of the Employment Commencement Date, or any Plan Year.

        This amendment shall be effective as of July 1, 1987.

        3. Subsection (a) of Section 7.4 "Change in Vesting Schedule" shall be amended to read in its entirety as follows:

               The vested percentage of each Participant (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) shall not be less than the vested percentage of such Participant computed under the Plan before the amendment.

        This amendment shall be effective as of July 1, 1987.

        4. The first sentence of Subsection (j) of Section 8.14 "Limited Option to Sell Distribution Company Stock" shall be deleted and a new first and second sentence shall be added to read as follows:

               Notwithstanding the provisions of Paragraph (b) or (c) above and to the extent permitted by applicable law, Pretransaction Shares (as defined below) of Company Stock shall be purchased by the Company and prior to December 25, 1996, the purchase price to be paid for any such shares shall be the greater of $12.00 per share or their fair market value determined as of the Applicable Valuation Date coincident with or immediately preceding the date of the distribution (subject to the special valuation rules for the Leveraged Company Stock in Section 10.3); provided, however, that on and after December 25, 1996, the purchase price to be paid for any such Shares shall be no less than their fair market value determined as of the Applicable Valuation Date coincident with or immediately preceding the date of the distribution (subject to the special valuation rules for Leveraged Company Stock in Section 10.3).

               The provisions of this Paragraph (j) shall be administered in a manner which will not discriminate in a manner prohibited under Code Section 401(a)(4).


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        This amendment shall be effective as of July 1, 1987.

        5. Subsection (c) of Section 12.2 "Discontinuance of Contributions" shall be amended to read in its entirety as follows:

               On and after the effective date of a discontinuance of Company Contributions, whether as a result of affirmative action of the Company as provided in Subsection (a) or otherwise, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date, to the extent required by Section 411 of the Code. However, this vesting shall not preclude a reversion of assets to the Company permitted under Section 4.6.

        This amendment shall be effective as of July 1, 1987.

IN WITNESS WHEREOF, this Sixth Amendment has been duly executed by the undersigned authorized individual.



Date:  February 11, 1998                            /s/ ALLEN MERRILL
     ------------------------------                 ----------------------------
                                                    Secretary


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